SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

the ("Exchange Act")

Date of Report (date of earliest event reported): June 18, 2004

Ceristar, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware                                                         87-0642448

(State or Other Jurisdiction                                         (I.R.S. Employer

of incorporation)                                               Identification Number)

50 West Broadway, Suite 1100

Salt Lake City, Utah 84101

(Address of Principal Executive Offices) (Zip Code)

(801) 350-2017

(Registrant's Telephone Number, Including Area Code)

Item 5:

Other Events and Required FD Disclosure.

On June 18, 2004, we filed a lawsuit in the Third Judicial District Court, Salt Lake County, State of Utah (Case No. 040912674) versus Parkway Crossing, LLC, a Utah limited liability company, Basin Digital Media, LLC, a Utah limited liability company, and Summit Development and Management, LLC, a Utah limited liability company, alleging breach of contract, breach of the covenant of good faith and fair dealing, conversion, fraudulent inducement and tortious interference with economic relations.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERISTAR, INC.

/s/ Fred Weismiller

Fred Weismiller

Chief Executive Officer

Dated:

June 25, 2004